Exhibit 10.1

FIRST LOAN MODIFICATION AGREEMENT

This First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of May 3, 2010, by and between (i) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”) and (ii) NMT MEDICAL, INC., a Delaware corporation (“NMT”) and NMT HEART, INC., a Delaware corporation (“Heart”, and together with NMT, individually and collectively, jointly and severally, the “Borrower”) each with offices located at 27 Wormwood Street, Boston, Massachusetts 02210.

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of June 26, 2009, evidenced by, among other documents, (i) a certain Loan and Security Agreement dated as of June 26, 2009, between Borrower and Bank (as amended, the “Loan Agreement”) and (ii) a certain Export Import Bank Loan and Security Agreement, dated as of June 26, 2009 (the “EXIM Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement, the EXIM Loan Agreement and in those certain Intellectual Property Security Agreements, each dated as of June 26, 2009, by and between Bank, Heart and NMT (collectively, the “IP Agreements” and together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following, appearing as Section 6.2(a)(iii) thereof, in its entirety:

“(iii) as soon as available, and in any event within thirty (30) days after the end of each month, monthly unaudited, consolidated and consolidating financial statements;”

and inserting in lieu thereof the following:

(iii) as soon as available, and in any event within thirty (30) days after the end of each month (other than the month of January in any year), monthly unaudited, consolidated and consolidating financial statements;

2	The Loan Agreement shall be amended by deleting the following, appearing as Section 6.9 thereof, in its entirety:

“6.9 Financial Covenants.

Maintain at all times, to be certified by the Borrower as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower and its Subsidiaries, unless otherwise noted:

(a) Minimum Liquidity. Liquidity of the Borrower of not less than Two Million Five Hundred Thousand Dollars ($2,500,000).

(b) Minimum Tangible Net Worth. Tangible Net Worth of not less than (i) from the Effective Date through May 31, 2010, One Million Seven Hundred Fifty Thousand Dollars ($1,750,000), (ii) from June 1, 2010 through August 31, 2010, One Million Two Hundred Fifty Thousand Dollars ($1,250,000), (iii) from September 1, 2010 through November 30, 2010, One Million Dollars ($1,000,000), and (iv) from December 1, 2010 and thereafter, One Million Two Hundred Fifty Thousand Dollars ($1,250,000), which requirements shall increase (i) by an amount equal to seventy percent (70%) of proceeds received by the Borrower from the issuances of equity after the Effective Date and the principal amount of Subordinated Debt, and (ii) quarterly, beginning with the fiscal quarter ended September 30, 2009, by an amount equal to seventy-five percent (75%) of positive Net Income for the fiscal quarter then ended.”

and inserting in lieu thereof the following:

“6.9 Financial Covenants.

Maintain at all times, to be certified by the Borrower as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower and its Subsidiaries, unless otherwise noted:

(a) Minimum Liquidity. Liquidity of the Borrower of not less than Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000).

(b) Profitability. A minimum quarterly positive Net Income of (maximum net loss) of at least (no greater than) the amounts listed below for each fiscal quarter listed below:

Quarterly Period Ending	Minimum Net Income (maximum net loss)
March 31, 2010	$(4,250,000)
June 30, 2010	$(4,000,000)
September 30, 2010	$(3,500,000)
December 31, 2010	$(3,000,000)
March 31, 2011, and each quarterly period ending thereafter	$(2,500,000)”

3	The Loan Agreement shall be amended by deleting the following definition, appearing in Section 13.1 thereof:

““Tangible Net Worth” is, on any date, the consolidated total assets of Borrower minus (a) any amounts attributable to (i) goodwill, (ii) intangible items including unamortized debt discount and expense, Patents, Trademarks, Copyrights, and research and development expenses except prepaid expenses, (iii) notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates, and (iv) reserves not already deducted from assets, minus (b) Total Liabilities, plus (c) Subordinated Debt.”

4	The Loan Agreement shall be amended by deleting the following definition, appearing in Section 13.1 thereof:

““Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries, if any, for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period.”

and inserting in lieu thereof the following:

““Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries, if any, for any period as at any date of determination, the net profit (or loss), exclusive of any extraordinary gains and any gains or losses due to mark-to-market changes in the value of Borrower’s warrants, after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period.”

5	The Compliance Certificate appearing as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.

4. FEES. Borrower shall pay to Bank a modification fee equal to Five Thousand Dollars ($5,000), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Agreements, and acknowledges, confirms and agrees that said IP Agreements contains an accurate and complete listing of all Intellectual Property Collateral as defined in each IP Agreement, shall remain in full force and effect. Notwithstanding the terms and conditions of the IP Agreements, the Borrower shall not register any Copyrights or Mask Works in the United States Copyright Office unless it: (i) has given at least fifteen (15) days’ prior-written notice to Bank of its intent to register such Copyrights or Mask Works and has provided Bank with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (ii) executes a security agreement or such other documents as Bank may reasonably request in order to maintain the perfection and priority of Bank’s security interest in the Copyrights proposed to be registered with the United States Copyright Office; and (iii) records such security documents with the United States Copyright Office contemporaneously with filing the Copyright application(s) with the United States Copyright Office. Borrower shall promptly provide to Bank a copy of the Copyright application(s) filed with the United States Copyright Office, together with evidence of the recording of the security documents necessary for Bank to maintain the perfection and priority of its security interest in such Copyrights or Mask Works. Borrower shall provide written notice to Bank of any application filed by Borrower in the United States Patent Trademark Office for a patent or to register a trademark or service mark within thirty (30) days of any such filing.

6. ADDITIONAL COVENANTS: RATIFICATION OF PERFECTION CERTIFICATE. Borrower is not a party to, nor is bound by, any license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Bank’s right to sell any Collateral. Borrower shall provide written notice to Bank within ten (10) days of entering or becoming bound by any such license or agreement (other than over-the-counter software that is commercially available to the public). Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (x) all such licenses or contract rights to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement (such consent or authorization may include a licensor’s agreement to a contingent assignment of the license to Bank if Bank determines that is necessary in its good faith judgment), whether now existing or entered into in the future, and (y) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under the Loan Agreement and the other Loan Documents. In addition, the Borrower hereby certifies that no Collateral is in the possession of any third party bailee (such as at a warehouse). In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee, then Borrower shall first receive, the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of the date hereof, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Perfection Certificate has not changed, as of the date hereof.

7. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

8. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

9. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

10. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

11. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

12. RIGHT OF SET-OFF. In consideration of Bank’s agreement to enter into this Loan Modification Agreement, Borrower hereby reaffirms and hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

13. CONFIDENTIALITY. Bank may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower. The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.

14. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK’S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

15. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:

NMT MEDICAL, INC.

By	/s/ Richard E. Davis
Name:	Richard E. Davis
Title:	Chief Operating Officer

NMT HEART, INC.

By	/s/ Richard E. Davis
Name:	Richard E. Davis
Title:	President

BANK:

SILICON VALLEY BANK

By	/s/ Michael Quinn
Name:	Michael Quinn
Title:	Vice President

EXHIBIT A TO FIRST LOAN MODIFICATION AGREEMENT

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	NMT MEDICAL, INC. AND NMT HEART, INC.

The undersigned authorized officer of NMT Medical, Inc. and NMT Heart, Inc. (collectively, jointly and severally, the “Borrower”) certifies, in such capacity, that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                                          with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned Responsible Officer in such capacity certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned Responsible Officer in such capacity acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No

Annual financial statement (CPA Audited) + CC	FYE within 150 days	Yes No

10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

A/R & A/P Agings (including EXIM), Deferred Revenue report and Inventory report	Monthly within 15 days	Yes No

Transaction Reports	Weekly, on the last Business Day of each week (monthly, within 30 days when no outstanding Credit Extensions) and with each request for a Credit Extension	Yes No

Projections	30 days prior to FYE and as amended, in each case as approved by Borrower’s board of directors	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required		Actual	Complies
Maintain at all times:
Minimum Liquidity		$3,750,000	$	Yes No
Profitability	*		$	Yes No

*	See Section 6.9(b)

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

NMT Medical, Inc.	BANK USE ONLY
NMT Heart, Inc.
Received by:
AUTHORIZED SIGNER
By:	Date:
Name:
Title:	Verified:
AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

II.	LIQUIDITY (Section 6.9(a))

Required: Liquidity of not less than Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000) at any time.

Actual:

A.	Borrower’s unrestricted cash at Bank	$

B.	Availability Amount	$

C.	LIQUIDITY (line A plus line B)	$

Is line C equal to or greater than or equal to $3,750,000?

No, not in compliance	Yes, in compliance

II.	Profitability (Section 6.9(b))

Required:             See Section 6.9(b).

Actual:

A.	Quarterly net Income (net loss)	$

Is line A equal to or greater than (not less than)$             ?

No, not in compliance	Yes, in compliance